Exhibit 99.B(14)

CONSENT OF ERNST & YOUNG LLP,

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firms” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Schroder Series Trust, the references to our firm under the captions “Financial Highlights” in the Prospectus dated November 28, 2012 and “Independent Registered Public Accounting Firm” in the Statement of Additional Information dated November 28, 2012 of STW Long Duration Investment Grade Bond Fund and STW Broad Tax-Aware Value Bond Fund (each a series of The Advisors’ Inner Circle Fund II) incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report dated September 28, 2012, on the financial statements and financial highlights of STW Long Duration Investment-Grade Bond Fund and STW Broad Tax-Aware Value Bond Fund, included in the July 31, 2012 Annual Report to shareholders.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania

March 18, 2013